Exhibit 10.49

** – CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

AMENDMENT TO AMENDED & RESTATED SUPPLY AGREEMENT

This Amendment to Amended & Restated Supply Agreement (“Amendment”), dated as of May 12, 2010, is made by and between Bumble Bee Foods, LLC, a Delaware limited liability company (the “Company”) and Pacific Fishing Company Limited, a Fiji corporation (the “Processor”), with respect to the following facts:

RECITALS

A. On or about January 1, 2009, Processor and the Company entered into that certain Amended & Restated Supply Agreement (the “Agreement”), pursuant to which the Processor agreed to process tuna loins and canned tuna for the Company on the terms and conditions more particularly set forth in the Agreement. Capitalized terms that are used herein without definition and that are defined in the Agreement are used herein as so defined. A copy of the Agreement is attached hereto as Exhibit “A.”

B. The Company and Processor now desire to amend the Agreement further, subject to the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Processor hereby agree as follows:

OPERATIVE PROVISIONS

1. Paragraph 3(d) is hereby added to the Agreement, to read as follows:

(d) The Base Conversion Fee payable on September 30, 2009 shall remain in effect until the end of the Commissioning Period, December 31, 2010. Upon expiration of such Commissioning Period, the Company and Processor shall meet and confer and negotiate in good faith about a reduced Base Conversion Fee that will take into account changes in revenue and cost structure as a result of the installation and operation of the Equipment.

2. Paragraph 4(a) of the Agreement is hereby deleted, and the following is hereby inserted into its place and stead, to read as follows:

(a) The term of this Agreement shall commence on the Effective Date and shall continue until January 1, 2017 (“Term”), unless earlier terminated in accordance with Paragraph 4(b), below. Either Company or Processor (sometimes referred to herein individually as a “Party”) shall provide six (6) months’ notice in writing of its intent to terminate the Agreement at the end of the Term. If neither Party makes such notification in writing of its intent to terminate the Agreement at the end of the Term, the Agreement shall continue in full force and effect on a year-to-year basis thereafter, terminable by either Party on twelve (12) months’ prior written notice.

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3. Paragraph 9(b) of the Agreement is hereby deleted, and the following is hereby inserted into its place and stead, to read as follows:

(b) In addition to any obligations set forth in this Agreement or in Exhibit D, Processor agrees to supply, at its sole cost and expense, all of the required processing personnel (with the exception of Company’s technical assistance personnel), equipment (with the exception of the Leased Equipment that Processor installed on six precookers pursuant to Paragraph 9(c) and the Equipment Processor is leasing from the Company pursuant to Paragraph 31, below) and facilities necessary to perform its obligations under this Agreement. Processor warrants and represents that it shall take commercially reasonable steps to conduct background investigations of the personnel it assigns to conduct its services hereunder.

4. Paragraph 11 of the Agreement is hereby deleted, and the following is hereby inserted into its place and stead, to read as follows:

11. CONFIDENTIAL INFORMATION

(a) All information, knowledge, technology and trade secrets of Company relating to the production, processing and testing of Products, including but not limited to the Specifications (collectively the “Company’s Information”), shall, for the duration of this Agreement and for a period of three years after its termination, be used by Processor only in the performance of its obligations under this Agreement and shall be kept confidential by Processor. The Parties shall establish and maintain procedures to ensure that all Company’s Information disclosed to Processor’s employees, is done so only on a need to know basis and is maintained in confidence and not disclosed to third parties or the public. Processor shall not, during the term of this Agreement and for a period of three years following the termination of this Agreement disclose the Company’s Information to anyone except internal employees on a need to know basis. All obligations of confidentiality shall survive the termination or expiration of this agreement and any extensions or renewals thereof and continue for a period of three years thereafter. Nothing in this Agreement is intended in any way to restrict Processor’s conduct of its own production and marketing of tuna products; provided that Processor agrees that it will not use Company’s Information in the production or marketing of any of Processor’s products while the present Agreement is in force and for a period of three years after its termination. The Parties further agree that the terms of this Agreement and any Company’s Information shall not, while this Agreement is in force and for a period of three years after its termination, be disclosed without the express written consent of Company.

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(b) All information, knowledge, technology and trade secrets of Processor relating to the production, processing and testing of Products (collectively the “Processor’s Information”), shall, for the duration of this Agreement and for a period of three years after its termination, be used by Company only in the performance of its obligations under this Agreement and shall be kept confidential by Company. The Parties shall establish and maintain procedures to ensure that all Processor’s Information disclosed to Company’s employees, is done so only on a need to know basis and is maintained in confidence and not disclosed to third parties or the public. Company shall not, during the term of this Agreement and for a period of three years following the termination of this Agreement disclose this Processor’s Information to anyone except internal employees on a need to know basis. All obligations of confidentiality shall survive the termination or expiration of this Agreement and any extensions or renewals thereof and continue for a period of three years thereafter. Nothing in this Agreement is intended in any way to restrict Company’s conduct of its own production and marketing of tuna products; provided that Company agrees that it will not use Processor’s Information in the product or marketing of any of Company’s products while the present Agreement is in force and for a period of three years after its termination. The Parties further agree that the terms of this Agreement and any Processor’s Information shall not, while this Agreement is in force and for a period of three years after its termination, be disclosed without the express written consent of Processor.

(c) For the purposes of the present agreement, confidential information, Company’s Information and Processor’s Information shall exclude information which:

•	is or becomes part of the public domain through no breach of this agreement;

•	is subsequently lawfully obtained by the receiving party from a third party who is established as a lawful source of the information, without breach of this Agreement by the receiving party;

•	the information was known by the receiving party prior to its disclosure by the disclosing party; or

•	the disclosing party has provided its prior written consent to such disclosure; in each such event no party shall be liable for disclosure of such information.

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5. Paragraph 13 of the Agreement is hereby deleted, and the following is hereby inserted into its place and stead, to read as follows:

13. TRADEMARKS.

All trademarks and trade names, including but not limited to the Bumble Bee ® and all of those registered for the Company’s affiliates (collectively “Company Trademarks”), shall at all times remain the exclusive property of Company, and this Agreement shall not in any manner constitute a license to Processor to use any such Company Trademarks, except as otherwise expressly permitted herein. Processor acknowledges that it obtains no title, right or interest in any such Company Trademarks and upon the termination or expiration of this Agreement, Processor agrees to immediately turnover all such materials containing any such Company Trademarks to Company, or destroy such items all at Company’s expense and reimburse Processor cost of such materials it has purchased. Company agrees to indemnify and hold Processor harmless against all claims with respect to the Company Trademarks under this Agreement.

6. Paragraph 16(c) of the Agreement is hereby deleted, and the following is hereby inserted into its place and stead, to read as follows:

(c) All risk property insurance, including Cold Storage, in an amount equal to the full replacement value of all the Company’s supplied materials, raw materials, Products and/or finished products while in Processor’s custody and control, and all risk property insurance in an amount equal to the full replacement value of the Equipment.

7. Exhibit “E” attached hereto is hereby added as Exhibit “E” to the Agreement, Exhibit “F” attached hereto is hereby added as Exhibit “F” to the Agreement, and Paragraph 21 of the Agreement is hereby deleted, and the following is hereby inserted into its place and stead, to read as follows:

21. EXHIBITS

The following Exhibits have been attached hereto and are hereby incorporated by reference: Exhibit A — Products; Exhibit B-1 through B-8 — Specifications; Exhibit C — Base Conversion Fee; Exhibit D — Memorandum of Understanding; Exhibit E — Equipment.; and Exhibit F — Non-Disclosure Agreement.

8. Paragraph 31 is hereby added to the Agreement, to read as follows:

31. EQUIPMENT LEASE.

(a) The Company is the owner of certain equipment (the “Equipment”) used or useful in processing and packaging tuna loins and canned tuna. The Equipment is more particularly described on Exhibit “E” attached hereto and incorporated herein by reference. On the terms and conditions set forth in this Paragraph 31, Processor hereby leases the Equipment from the Company, and the Company hereby leases the Equipment to Processor.

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(b) The term of this lease of Equipment shall commence on the date the Equipment is installed at the Facility and shall continue until the Term of this Agreement expires or is earlier terminated in accordance with Paragraph 4(b).

(c) As rent (“Rent”) for the Equipment, Processor agrees to pay directly to the Company, ** United States Dollars (US$**) per month. The first monthly payment of Rent shall be due upon the Company’s installation of the Equipment. Thereafter, monthly payments of Rent shall be due and payable, in advance, on the first day of each calendar month during the Term. All Rent shall be paid without notice or demand. If any amount of Rent is not received within ten (10) days of the date due, then, in addition to any other remedies the Company may have at law or in equity, the Company may charge and Processor shall be obligated to pay a late charge equal to five percent (5%) of the delinquent amount or such lesser amount permitted by law. In addition to such late charge, if all or any portion of Rent is not received within ten (10) days of the date due, then, in addition to any other remedies the Company may have at law or in equity, the Company may charge and Processor shall be obligated to pay interest at the rate of eighteen percent (18%) per annum on the amount of the delinquent portion of Rent, accruing from the date due until payment is actually received by Company. Processor’s obligation to pay Rent to the Company is absolute and unconditional and shall not be subject to any abatement, deferral, reduction, defense, counterclaim, setoff or recoupment for any reason, including without limitation any claim against the manufacturer or loss of possession or use of the Equipment.

(d) Processor shall be responsible for all expenses and all other charges in connection with the operation of the Equipment. Processor shall assume all obligations and liability with respect to the possession of the Equipment, and for its use, condition, and storage during the Term. Processor shall, at Processor’s own expense, maintain the Equipment in good mechanical condition and running order, allowing for reasonable wear and tear. Rent shall not be prorated or abated while the Equipment is being serviced or repaired. The Company shall have no liability or obligation in any manner to provide service, maintenance, repairs, or parts for the Equipment.

(e) Processor agrees to pay when due all taxes (including any value added taxes or ad valorem taxes), fines and penalties relating to the Equipment. If the Company pays any of those taxes, fines or penalties for Processor that are otherwise Processor’s responsibility as provided herein, Processor agrees to reimburse the Company on demand.

(f) Processor shall use the Equipment only for business purposes, in compliance with law, and in the manner for which it was designed and intended. Processor will not permit any Equipment-to be operated or used in violation of any applicable federal, state, or local statute, ordinance, rule, or regulation or

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insurance requirement or condition relating to the possession, use, or maintenance of the Equipment. Processor agrees to reimburse the Company in full for all damage to the Equipment arising from any misuse or negligent act by the Company.

(g) Processor shall not remove the Equipment from the Facility without the Company’s prior written consent, which the Company may withhold in its sole and absolute discretion. The Company, at its discretion during Processor’s regular business hours, shall have the right to enter the Facility to inspect the Equipment. Upon the expiration or earlier termination of this Agreement, Processor shall, at its own expense, deliver the Equipment in the same condition existing on the date of its installation, ordinary wear and tear excepted, at a location designated by Company.

(h) Processor agrees and covenants not to create or permit any lien or other encumbrance upon the Equipment, and Processor shall pay all lawful claims which might become a lien on the Equipment. Processor shall give the Company prompt notice if any lien is asserted or made against the Equipment. If any other person attempts to claim ownership of the Equipment by asserting such claim against Processor or through Processor, Processor agrees to notify the Company of any such claim in order that the Company may protect and defend the Company’s title to the Equipment.

(i) THE COMPANY HAS NOT MADE AND DOES NOT MAKE ANY WARRANTY OR REPRESENTATION WHATSOEVER, EITHER EXPRESS OR IMPLIED, AS TO THE FITNESS, CONDITION, MERCHANTABILITY, DESIGN OR OPERATION OF THE EQUIPMENT, ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE QUALITY OR CAPACITY OF THE MATERIALS IN THE EQUIPMENT OR WORKMANSHIP IN THE EQUIPMENT, NOR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER.

(j) The Company is, and shall remain at all times during the term hereof and thereafter, the owner of the Equipment and have title to the Equipment. The Company has the right to place and maintain on the exterior or interior of each piece of Equipment a label or inscription with the Company’s logo or other identifying mark. Processor shall not remove, obscure, or deface any such label or inscription or permit any other person to do so. The Equipment is and shall at all times be and remain, personal property notwithstanding that the Equipment or any part thereof may now be, or hereafter become, in any manner affixed or attached to, or imbedded in, or permanently resting upon, real property or any building thereon. So long as Processor is not in default of its obligations under this Agreement, the Company represents and warrants that Processor shall be entitled to quietly use and enjoy the Equipment.

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(k) Processor acknowledges that the Company has invested ** United States Dollars (US$**) in developing and installing the Equipment and its related intellectual property and technology (which, for the avoidance of doubt, shall be included in “Company’s Information” as defined in Section 11). Processor shall execute and deliver to-Company a non-disclosure agreement (the “NDA”) applicable to such intellectual property and technology. The NDA shall be substantially in the form of Exhibit “F” attached hereto. Processor agrees to negotiate with the Company in good faith to compensate the Company for such capital investment, and Processor acknowledges that such compensation may include, but not be limited to, an ownership interest in Processor.

9. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of California, without giving effect to any choice-of-law or conflicts-of-laws rule or principle that would result in the application of any other laws.

10. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon, provided such signature page is attached to any other counterpart identical thereto except for having an additional signature page executed by the other party. Each party agrees that each other party may rely upon the facsimile signature of a party on this Amendment as constituting a duly authorized, irrevocable, actual, current delivery of this Amendment as fully as if this Amendment contained the original ink signature of the party supplying a facsimile signature.

11. Except as amended by this Amendment, all of the terms and conditions of the Agreement, as amended by the First Amendment, shall remain unmodified, in full force and effect.

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IN WITNESS WHEREOF, this Amendment is executed as of the date first above set forth.

“Processor”	“Company”

Pacific Fishing Company Limited, a Fiji corporation	Bumble Bee Foods, LLC, a Delaware limited liability company

By:	/s/ Chandra Prakash	By:	/s/ Douglas Hines
Name:	Chandra Prakash	Name:	Douglas Hines
Title:	Chief Operating Officer	Title:	EVP/COO

“Processor”	“Company”

Pacific Fishing Company Limited, a Fiji corporation	Bumble Bee Foods, LLC, a Delaware limited liability company

By:	By:
Name:	Name:
Title:	Title:

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EXHIBIT “A”

AMENDED SUPPLY AGREEMENT

See Exhibit 10.48

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EXHIBIT “E”

EQUIPMENT

BUMBLE BEE FOODS, LLC

** EQUIPMENT

LOCATION: Fiji
Project: **

QTY	DESCRIPTION
1 3 1 2 1 1 1 1 1	** ** ** ** ** ** ** ** **

2	**
1	**
2	**
1	**
1	**
1	**

2	**
4	**
1	**
1	**
1	**
2	**
2	**
2	**

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